                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


Rowan Companies, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 2-58700, Amendment No. 1 to Registration Statement No. 33-33755, Registration Statement No. 33-61444, Registration Statement No. 33-51103, Registration Statement No. 33-51105, Registration Statement No. 33-51109, Registration Statement No. 333-25041, Registration Statement No. 33-25125, Registration Statement No. 333-84369, Registration Statement No. 333-84405, Registration Statement No. 333-101914 each on Form S-8, and to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-15721, Amendment No. 2 to Registration Statement No. 33-30057, Amendment No. 2 to Registration Statement No. 33-61696, Amendment No. 1 to Registration Statement No. 33-62885, Registration Statement No. 333-84407, Registration Statement No. 333-84423, Amendment No. 1 to Registration Statement No. 333-88855, Amendment No. 2 to Registration Statement No. 333-44874, Amendment No. 1 to Registration Statement No. 333-82798, Amendment No. 1 to Registration Statement No. 333-82802, Amendment No. 1 to Registration Statement No. 333-82804, and Amendment No. 1 to Registration Statement No. 333-110601, each on Form S-3, of Rowan Companies, Inc. ("Company"), of our report dated March 5, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's change in its method of accounting for Goodwill and Other Intangible Assets) incorporated by reference in this Annual Report on Form 10-K of Rowan Companies, Inc., for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in Amendment No. 1 to Registration Statement No. 333-82804.


/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 12, 2004